Exhibit 99.1


                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Landis Plastics, Inc.

Gentlemen:

We have audited the accompanying balance sheets of Landis Plastics, Inc. (an Illinois Corporation), as of December 31, 2000 and 1999, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Landis Plastics, Inc., as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ ROCHE, SCHOLZ, ROCHE & WALSH, LTD.

February 21, 2001

                             LANDIS PLASTICS, INC.

                                 BALANCE SHEETS

-----------------------------------------------------------------------------------------
DECEMBER 31, 2000 AND 1999                                        2000           1999
-----------------------------------------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents--unrestricted..................  $  6,672,749   $  1,877,886
   Restricted cash for accrued EEOC Settlements.............       681,367              -
                                                              ---------------------------
      Total cash and cash equivalents.......................     7,354,116      1,877,886
Receivables:
   Trade accounts...........................................    17,435,573     12,734,681
   Short-term notes.........................................       118,345        321,917
   Current portion of long-term notes.......................       365,703        325,035
   Inventory................................................    16,736,731     19,138,563
   Other current assets.....................................     2,681,187      1,843,650
                                                              ---------------------------
      Total current assets..................................    44,691,655     36,241,732
                                                              ---------------------------
Property, plant and equipment:
   Land and improvements....................................       828,926        947,014
   Buildings and improvements...............................    12,835,190     11,836,436
   Machinery and equipment..................................   140,392,672    122,882,230
   Less: accumulated depreciation...........................   (75,877,431)   (65,192,708)
                                                              ---------------------------
      Total property plant and equipment, net...............    78,179,357     70,472,972
                                                              ---------------------------
Other assets:
   Long-term notes receivable, net of current portion.......     3,415,035      3,569,229
   Other receivables........................................       294,401        101,239
   Deposits.................................................     2,958,338      5,608,594
   Other assets.............................................       281,750          5,902
                                                              ---------------------------
      Total other assets....................................     6,949,524      9,284,964
                                                              ---------------------------
Total assets................................................  $129,820,536   $115,999,668
                                                              ---------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable.........................................  $  6,345,900   $  8,198,108
   Short-term borrowings....................................     2,074,826      1,894,073
   Current portion of long-term debt........................     7,371,188      6,036,198
   Customer deposits........................................       410,067      2,783,605
   Accrued payroll and vacation.............................     3,059,246      2,988,201
   Accrued property taxes...................................     1,281,500      1,136,770
   Other accrued expenses...................................     4,762,941      2,814,957
                                                              ---------------------------
      Total current liabilities.............................    25,305,668     25,851,912
                                                              ---------------------------
Long-term liabilities:
   Bank line of credit......................................             -      4,000,000
   Long-term debt, net of current portion...................    38,436,504     26,416,685
                                                              ---------------------------
      Total long-term liabilities...........................    38,436,504     30,416,685
                                                              ---------------------------
Stockholders' equity:
   Common stock.............................................        53,600         53,600
   Additional paid-in capital...............................        98,540          3,213
   Retained earnings........................................    65,926,224     59,674,258
                                                              ---------------------------
      Total stockholders' equity............................    66,078,364     59,731,071
                                                              ---------------------------
Total liabilities and stockholders' equity..................  $129,820,536   $115,999,668
-----------------------------------------------------------------------------------------

See accompanying notes to financial statements.

                             LANDIS PLASTICS, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

-----------------------------------------------------------------------------------------
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999                    2000           1999
-----------------------------------------------------------------------------------------
Revenue
   Product sales............................................  $185,967,238   $157,412,421
   Other sales..............................................     8,340,428     10,614,003
                                                              ---------------------------
      Total revenue.........................................   194,307,666    168,026,424
                                                              ---------------------------
Cost of goods sold
   Materials................................................    72,795,045     56,964,595
   Direct labor.............................................    18,635,870     17,532,696
   Manufacturing overhead...................................    63,653,075     59,356,910
                                                              ---------------------------
      Total cost of goods sold..............................   155,083,990    133,854,201
                                                              ---------------------------
Gross profit................................................    39,223,676     34,172,223
                                                              ---------------------------
General expenses
   Selling and marketing....................................     4,107,158      3,907,364
   Administrative...........................................    11,361,379     10,526,110
   Transportation...........................................     2,324,249      2,483,610
   Warehousing..............................................     8,286,324      7,290,601
   Asset impairment loss....................................       425,556              -
                                                              ---------------------------
      Total general expenses................................    26,504,666     24,207,685
                                                              ---------------------------
Operating income............................................    12,719,010      9,964,538
Other income (expense)
   Interest income..........................................       847,980        466,981
   Interest expense.........................................    (3,974,909)    (2,245,476)
   Miscellaneous............................................         5,291              -
   Gain (loss) on sale of equipment.........................       936,990         (4,993)
                                                              ---------------------------
Net income before income taxes..............................    10,534,362      8,181,050
Provision for state income taxes............................        12,348        155,400
                                                              ---------------------------
Net income..................................................    10,522,014      8,025,650
Retained earnings--beginning of year........................    59,674,258     55,258,608
Stockholder distributions...................................    (4,270,048)    (3,610,000)
                                                              ---------------------------
Retained earnings--end of year..............................  $ 65,926,224   $ 59,674,258
-----------------------------------------------------------------------------------------

See accompanying notes to financial statements.

                             LANDIS PLASTICS, INC.

                            STATEMENTS OF CASH FLOWS

-----------------------------------------------------------------------------------------
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999                    2000           1999
-----------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net income...............................................  $ 10,522,014   $  8,025,650
   Adjustments to reconcile net income to net cash provided
      by operating activities:
      Depreciation..........................................    11,267,089      9,407,211
      Amortization..........................................       504,594        672,539
      Employee stock-based compensation.....................        95,327              -
      Asset impairment loss.................................       425,556              -
      (Gain) loss on sale of equipment......................      (936,990)         4,993
      Loss on disposal of intangible asset..................        10,942              -
      Reduction in provision for losses on accounts
         receivable.........................................       (11,714)        (5,433)
   (Increase) decrease in:
      Accounts receivable...................................    (4,689,178)    (1,136,098)
      Inventory.............................................     2,401,832     (1,970,101)
      Other assets..........................................    (1,113,385)    (1,046,396)
      Other receivables.....................................      (193,162)      (101,239)
   Increase (decrease) in:
      Accounts payable......................................    (3,171,873)      (904,814)
      Customer deposits.....................................    (2,373,538)       329,445
      Other current liabilities.............................     2,163,759      1,100,841
                                                              ---------------------------
         Net cash provided by operating activities..........    14,901,273     14,376,598
                                                              ---------------------------
Cash flows from investing activities:
   Capital acquisitions and equipment deposits..............   (16,632,800)   (15,631,896)
   Proceeds from sale of equipment..........................     1,187,770          5,350
   Long-term loan to related parties........................      (150,000)    (1,632,000)
   Principal payments from related parties on long-term
      loans.................................................       263,526      1,966,187
                                                              ---------------------------
         Net cash used in investing activities..............   (15,331,504)   (15,292,359)
                                                              ---------------------------
Cash flows from financing activities:
   Net short-term borrowings from related parties...........       384,325        818,755
   Proceeds from long-term debt.............................    30,000,000     18,000,000
   Net proceeds or repayment on line of credit..............    (4,000,000)     3,000,000
   Principal payments on long-term debt.....................   (16,207,816)    (9,983,953)
   Principal payments on short-term debt....................             -       (413,232)
   Stockholder distributions................................    (4,270,048)    (3,610,000)
   Redemption of common stock...............................             -     (6,604,780)
                                                              ---------------------------
         Net cash provided by financing activities..........     5,906,461      1,206,790
                                                              ---------------------------
Net increase in cash........................................     5,476,230        291,029
Cash and cash equivalents at beginning of year..............     1,877,886      1,586,857
                                                              ---------------------------
Cash and cash equivalents at end of year....................  $  7,354,116   $  1,877,886
-----------------------------------------------------------------------------------------

See accompanying notes to financial statements.

                             LANDIS PLASTICS, INC.

                       NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Landis Plastics, Inc. is a closely held corporation that manufactures plastic products. Offices and plants are located in Chicago Ridge and Alsip, Illinois; Monticello and Richmond, Indiana; Solvay, New York; and Tolleson, Arizona. Two major customers in the food industry accounted for approximately 41% of the Company's product sales in 2000 and 37% of the Company's product sales in 1999.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTS RECEIVABLE

Accounts receivable are reduced by an allowance for doubtful accounts of $36,906 at December 31, 2000, and $48,620 at December 31, 1999.

INVENTORIES

The Company values substantially all of its inventories at cost determined on a last-in, first-out (LIFO) basis. The LIFO method resulted in a valuation below cost of $1,245,042 at December 31, 2000 and $1,907,495 at December 31, 1999.

PROPERTY, PLANT AND EQUIPMENT

Land, buildings and equipment are stated at cost. Depreciation is computed on the straight-line basis for financial statement purposes over the estimated useful lives of the assets as follows:

-------------------------------------------------------------------------
Machinery...................................................     10 Years
Transportation equipment....................................   5-10 Years
Other equipment and fixtures................................   5-10 Years
Land improvements...........................................     20 Years
Leasehold improvements......................................  10-40 Years
Buildings...................................................     40 Years

ASSET IMPAIRMENT LOSS

In 2000, as required by Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the impairment of long-lived assets and for long-lived assets to be disposed of," the Company recorded losses on long-lived assets. The total impairment of long-lived assets was $425,556 related to stacking and handling equipment that did not meet performance criteria. The impairment charge was the difference between the carrying value and the estimated fair value of the assets. The Company estimated fair values based on discounted future cash flows.

AMORTIZATION

The discounts relating to the non-interest bearing notes will be amortized over the two year terms of the notes using the interest expense method.

CASH AND CASH EQUIVALENTS

For financial statement presentation purposes, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. They may include cash, money market funds, and short-term investments in commercial paper.

CASH FLOW STATEMENT

Cash used by operating activities included payments for interest and income taxes as follows:

-------------------------------------------------------------------------------------
                                                                 2000         1999
-------------------------------------------------------------------------------------
Interest paid...............................................  $2,673,667   $1,565,318
Income taxes paid...........................................       2,348       35,885

Supplemental disclosures of noncash investing and financing activities:

Noncash investing and financing transactions consisting of the cost of acquiring machinery and equipment and the related obligations have been included in fixed assets and notes payable, respectively, in the accompanying financial statements at a discounted value of $4,648,032 at December 31, 1999. Amortization of the loan discount increased the note payable by $504,594 during 2000, and $672,539 during 1999.

Additional noncash investing and financing activities consist of the following:

-------------------------------------------------------------------------------------
                                                                 2000         1999
-------------------------------------------------------------------------------------
Capital expenditures included in accounts payable...........  $1,319,665   $2,431,743
Long-term debt retired from sale of assets..................     941,969            -
Stock-based compensation costs and related credit to
   additional paid-in-capital...............................      95,327            -

RETIREMENT PLAN

The Company provides a qualified 401(k) savings plan. Eligible employees may defer between 2% and 10% of compensation each year, not to exceed the maximum allowed by law. The Company will match the employee contribution on a 50% basis up to 6% contributed. In addition, for non-highly compensated employees, the Company will match the employee contribution 100% for compensation deferrals between 6% and 8%. No matching contributions will be made for compensation deferrals in excess of 8%. Company contributions to the plan were $815,835 for 2000, and $743,254 for 1999.

INCOME TAXES

Landis Plastics, Inc. has elected by unanimous consent of its stockholders to be taxed as an "S" corporation under Section 1362 of the Internal Revenue Code for years beginning after December 31, 1986. Accordingly, no provision or liability for federal income taxes is reflected in the accompanying statements. Instead, the stockholders are liable for individual federal income taxes on their respective share of the Company's taxable income. However, the Company is liable for certain state income taxes. General investment and employment tax credit carryforwards are available in various states of approximately $760,000. These credits expire between 2003 and 2014.

NOTE 2. NOTES RECEIVABLE

Short-Term notes receivable are as follows at December 31:

---------------------------------------------------------------------------------
                                                                2000       1999
---------------------------------------------------------------------------------
Due from officers of the company and beneficiaries of
   qualified stockholders' trusts, interest at 7.0%, due on
   demand, unsecured........................................  $118,345   $321,917
                                                              -------------------
Total short-term notes receivable...........................  $118,345   $321,917
---------------------------------------------------------------------------------

Long-Term notes receivable from related parties are as follows at December 31:

-------------------------------------------------------------------------------------
                                                                 2000         1999
-------------------------------------------------------------------------------------
Due from beneficiaries of qualified stockholders' trusts;
   interest at 6.5%; annual principal payments of $176,792
   plus interest until maturity in December, 2006; secured
   by stock certificates of Landis Plastics, Inc............  $1,060,750   $1,237,542
Due from various trusts with common beneficiaries as the
   qualified stockholders' trusts; interest at 9.0%;
   payments including principal and interest of $262,161 in
   2001 and $183,260 annually thereafter until maturity in
   January, 2006; unsecured, security in real estate is
   optional to the company..................................     863,468      942,137
Due from various trusts with common beneficiaries as the
   qualified stockholders' trusts; interest at 6.0%;
   principal payments of $38,260 plus interest due in 2001
   and $18,130 plus interest annually thereafter until
   maturity in March, 2003; unsecured, security in real
   estate is optional to the company........................      74,520       82,585
Due from a partnership comprised of trusts with common
   beneficiaries as the qualified stockholders' trusts;
   interest at 7.0%; principal due on January 1, 2002;
   unsecured................................................      29,000       29,000
Due from a partnership comprised of trusts with common
   beneficiaries as the qualified stockholders' trusts;
   interest at 7.0%; principal due on January 1, 2002;
   unsecured................................................     116,000      116,000

-------------------------------------------------------------------------------------
                                                                 2000         1999
-------------------------------------------------------------------------------------
Due from a partnership comprised of trusts with common
   beneficiaries as the qualified stockholders' trusts;
   interest at 7.0%; principal due on January 1, 2002;
   unsecured................................................   1,044,000    1,044,000
Due from a partnership comprised of trusts with common
   beneficiaries as the qualified stockholders' trusts;
   interest at 7.0%; principal due on January 1, 2002;
   unsecured................................................     243,000      243,000
Due from a partnership comprised of trusts with common
   beneficiaries as the qualified stockholders' trusts;
   interest at 7.0%; principal due on January 1, 2002;
   unsecured................................................     200,000      200,000
Due from a partnership comprised of trusts with common
   beneficiaries as the qualified stockholders' trusts;
   interest at 7.0%; principal due on January 1, 2002;
   unsecured................................................     150,000            -
                                                              -----------------------
Total notes receivable......................................   3,780,738    3,894,264
Less: current portion.......................................    (365,703)    (325,035)
                                                              -----------------------
Notes receivable, long-term.................................  $3,415,035   $3,569,229
-------------------------------------------------------------------------------------

NOTE 3. OTHER RECEIVABLES

On November 30, 1999, the Company entered into a certain Split Dollar Life Insurance Agreement to fund an irrevocable insurance trust of an officer of the Company. In addition, a Collateral Assignment Agreement was simultaneously executed, providing the Company a security interest in the cash surrender value of the policy upon its surrender, or, if not surrendered, in the proceeds payable upon the death of the second to die under the terms of the policy.

The annual premium due under the terms of the policy currently approximates $202,500. The Company, at the option of the owner of the policy, can be called upon each year to pay all or a portion of this premium. The Company is prohibited from borrowing against the cash surrender value, and cannot assign its security interest in the policy to anyone except the policy owner or the owner's nominee. The owner of the policy is the trustee of the irrevocable trust. The premium balance owed to the Company on December 31, 2000 and 1999, was $294,401 and $101,239, respectively, and is presented as other receivables on the balance sheet.

NOTE 4. SHORT-TERM BORROWINGS

Short-Term borrowings at December 31, 2000 and 1999, consist of the following:

-------------------------------------------------------------------------------------
                                                                 2000         1999
-------------------------------------------------------------------------------------
Due to officers of the company and beneficiaries of
   qualified stockholders' trusts, interest at 7.0%, due on
   demand, unsecured........................................  $2,074,826   $1,894,073
                                                              -----------------------
Total short-term borrowings.................................  $2,074,826   $1,894,073
-------------------------------------------------------------------------------------

NOTE 5. LONG-TERM DEBT

Notes payable as of December 31, 2000 and 1999, are as follows:

---------------------------------------------------------------------------------------
                                                                 2000          1999
---------------------------------------------------------------------------------------
American National Bank and Trust Company of Chicago,
   interest at the lesser of prime or LIBOR + 1.5%,
   quarterly principal payments of $125,000, retired in 2000
   before maturity, secured by equipment; the 1999
   outstanding principal balance was classified as
   non-current pursuant to the Company's intention and
   ability to refinance this obligation on a long-term
   basis....................................................  $         -   $   720,086
American National Bank and Trust Company of Chicago,
   interest at the lesser of prime or LIBOR + 1.5%, monthly
   principal payments of $83,333 plus interest, due in 2004,
   secured by equipment.....................................    4,836,504     5,823,282
Export Development Corporation, imputed interest on ten
   separate notes ranging from 6.9375% to 7.44%, principal
   balance is due at maturity ranging from February of 1999
   to January of 2000, net of unamortized discounts of $0
   and $2,000 at December 31, 2000 and 1999, respectively,
   unsecured................................................            -       651,536
Export Development Corporation, imputed interest on four
   separate notes ranging from 6.9975% to 7.3250%, principal
   balance is due at maturity ranging from February of 2000
   to December of 2000, net of unamortized discounts of $0
   and $125,736 at December 31, 2000 and 1999, respectively,
   unsecured................................................            -     2,951,466
Cessna Finance Corporation, interest at prime less 1.25%
   included in monthly payments of $6,085.70, retired in
   2000 before maturity, secured by equipment...............            -       945,441
Export Development Corporation, imputed interest on eight
   separate notes ranging from 6.6575% to 7.6675%, principal
   balance is due at maturity ranging from January of 2001
   to September of 2001, net of unamortized discounts of
   $142,871 and $476,797 at December 31, 2000 and 1999,
   respectively, unsecured..................................    5,171,188     4,837,262
American National Bank and Trust Company of Chicago,
   interest at the lesser of prime or LIBOR + 1.5%, monthly
   principal payments of $119,048 plus interest, retired in
   2000 before maturity, secured by equipment; $5,000,000 of
   the 1999 outstanding principal balance was classified as
   non-current pursuant to the Company's intention and
   ability to refinance this obligation on a long-term
   basis....................................................            -     9,523,810
American National Bank and Trust Company of Chicago,
   interest at the lesser of prime or LIBOR + 1.5%, monthly
   principal payments of $100,000 plus interest, due March
   1, 2004, secured by equipment............................    3,800,000     5,000,000
Due to officer/stockholder of Landis Plastics, Inc.;
   interest at 7.0%, semi-annual interest payments of
   $49,000, due May 1, 2004, unsecured......................    1,400,000     1,400,000

---------------------------------------------------------------------------------------
                                                                 2000          1999
---------------------------------------------------------------------------------------
Due to officer/stockholder of Landis Plastics, Inc.;
   interest at 7.0%, semi-annual interest payments of
   $21,000, due May 1, 2004, unsecured......................      600,000       600,000
C.M. Life Insurance Company, semi-annual interest payments
   at 8.88% on senior note until maturity, annual principal
   payments of $371,429 beginning in March of 2004 until
   maturity in March of 2010, unsecured.....................    2,600,000             -
Massachusetts Mutual Life Insurance company, semi-annual
   interest payments at 8.88% on three separate senior notes
   until maturity, annual principal payments of $2,485,714
   beginning in March of 2004 until maturity in March of
   2010, unsecured..........................................   17,400,000             -
Northern Life Insurance Company, semi-annual interest
   payments at 8.88% on senior note until maturity, annual
   principal payments of $571,429 beginning in March of 2004
   until maturity in March of 2010, unsecured...............    4,000,000             -
Reliastar Life Insurance Company, semi-annual interest
   payments at 8.88% on senior note until maturity, annual
   principal payments of $428,571 beginning in March of 2004
   until maturity in March of 2010, unsecured...............    3,000,000             -
Sigler and Company, semi-annual interest payments at 8.88%
   on senior note until maturity, annual principal payments
   of $428,571 beginning in March of 2004 until maturity in
   March of 2010, unsecured.................................    3,000,000             -
                                                              -------------------------
Total notes payable.........................................   45,807,692    32,452,883
Less: current portion.......................................   (7,371,188)   (6,036,198)
                                                              -------------------------
Long-term debt..............................................  $38,436,504   $26,416,685
---------------------------------------------------------------------------------------

Maturities of long-term debt for the next five years are as follows:

--------------------------------------------------------------
   2001         2002         2003         2004         2005
--------------------------------------------------------------
$7,371,188   $2,200,000   $2,200,000   $7,485,714   $5,122,218

The provisions of the Company's loan and credit agreements with American National Bank and Trust Company of Chicago require the maintenance of at least $5,500,000 of working capital, and at each calendar quarter end a ratio of current assets to current liabilities of not less than 1.22 to 1.0, a ratio of indebtedness to tangible net worth of not greater than 1.0 to 1.0, and a debt service ratio equal or greater than 1.2 to 1.0. The Company is also required to maintain minimum tangible net worth of at least $54,000,000 in 2000 and $56,500,000 in 2001. The Company was in compliance with the aforementioned covenants as of December 31, 2000.

The provisions of the senior notes under the private placement agreement requires the Company to maintain specified levels of consolidated net worth and certain financial performance ratios. The covenants also stipulate certain limitations on additional indebtedness, mergers or consolidations, asset sales, investments, and transactions with affiliates. At December 31, 2000, the Company was in compliance with all of these provisions.

NOTE 6. BANK LINE OF CREDIT

Under terms of an unsecured revolving credit agreement with American National Bank and Trust Company of Chicago, the Company may borrow up to $5,000,000. The agreement has no expiration date. All borrowings under this agreement will be evidenced by one or more demand notes of the Company and will bear interest at the bank's prime rate. Nothing was borrowed against this agreement as of December 31, 2000. $4,000,000 was borrowed as of December 31, 1999, and was classified as non-current pursuant to the Company's intention and ability to refinance this obligation on a long-term basis.

NOTE 7. COMMON STOCK AND ADDITIONAL PAID-IN-CAPITAL

The aggregate number of shares which the Company is authorized to issue is 100,000, divided into two classes. The designation of each class, the number of shares of each class, and the par value, if any, are as follows:

-----------------------------------------------------------------------------------------------
                                                               SHARES       NEW       SHARES
                                                  SHARES     OUTSTANDING   SHARES   OUTSTANDING
CLASS                   SERIES    PAR VALUE     AUTHORIZED    12-31-99     ISSUED    12-31-00
-----------------------------------------------------------------------------------------------
Common................       A   No par value       50,000        536.00        -        536.00
Common................       B   No par value       50,000      4,824.00    22.43      4,846.43
                                                -----------------------------------------------
                                                   100,000      5,360.00    22.43      5,382.43
-----------------------------------------------------------------------------------------------

The Common A and Common B stock are collectively referred to as common stock. Except for exclusive voting rights and powers, all shares of Common A and Common B stock are identical in all respects and entitle the holders thereof to the same rights and privileges. The holders of Common A stock issued and outstanding possess the exclusive right to notice of stockholders' meetings and the exclusive voting rights and powers. The holders of Common B stock issued and outstanding are not entitled to any notice of stockholders' meetings or to vote upon any question affecting the affairs of the Company.

Changes in additional paid-in-capital for the years ended December 31, 2000 and 1999, are as follows:

---------------------------------------------------------------------
Additional paid-in-capital at December 31, 1998 and 1999....  $ 3,213
Stock-based compensation award to an employee...............   95,327
                                                              -------
Additional paid-in-capital at December 31, 2000.............  $98,540
---------------------------------------------------------------------

NOTE 8. RESTRICTED STOCK PLAN AND STOCK-BASED COMPENSATION

In May of 2000 the Company adopted a restricted stock plan under which it may grant shares of non-voting common stock to certain executive employees. The plan is administered by the Compensation Committee of the Board of Directors and covers the period from January 1, 2000, to December 31, 2005. The maximum number of shares of non-voting common stock which may be subject to restricted stock awards under the plan is 5,000. However, no individual recipient is entitled to receive an aggregate total of more than ten percent of the shares available under the plan.

The shares awarded pursuant to this plan are subject to certain restrictions on transfer. Such restrictions will lapse with respect to one-fourth of the shares awarded on April 30 during each of the four consecutive calendar years beginning with the first April 30th following the calendar year during which the award is made, but only if on the date the restrictions are to lapse the recipient has been an employee of the Company continuously from the time of the restricted stock award to such date of lapse. For the year ended December 31, 2000, there were no stock awards subject to the terms and restrictions of this plan. However, the Company issued 22.43 shares of non-voting common stock to an executive employee during 2000 which was not subject to the restricted stock plan. This transaction was recorded in accordance with SEAS No. 123, "Accounting for Stock-Based Compensation," which encourages entities to account for various equity instruments using a fair value approach. An independent appraisal of the Company was utilized to determine fair value. The total compensation cost recognized for stock-based employee compensation awards in 2000 was $95,327.

NOTE 9. FAIR VALUES OF FINANCIAL INSTRUMENTS

The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 2000, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

NOTE 10. CONCENTRATIONS OF CREDIT RISK

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and trade receivables.

The Company maintains cash and cash equivalent balances at several financial institutions located in the Chicago area. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's uninsured cash and cash equivalent balances total $10,503,189 at December 31, 2000.

Concentrations of credit risk with respect to trade accounts receivable are limited due to the Company's routine assessments of the financial strength of its customers. The Company's historical experience in collection of accounts receivable falls within the recorded allowances.

NOTE 11. SELF INSURANCE

Landis Plastics, Inc. maintains outside insurance coverage for worker's compensation claims in the states of Indiana and Arizona, but is self insured in the states of Illinois and New York. The company does, however, maintain outside insurance coverage for Illinois and New York claims that exceed $300,000 per occurrence, and $778,819 in aggregate for all claims in a policy year.

In accordance with Illinois state requirements, the Company maintains an irrevocable standby letter of credit in the amount of $250,000 from American National Bank and Trust Company of Chicago for the benefit of the Industrial Commission of Illinois. In accordance with New York state requirements, the Company maintains an irrevocable standby letter of credit in the amount of $1,010,613 from American National Bank and Trust Company of Chicago for the benefit of the state of New York Workmen's Compensation Board. No funds were drawn under either letter of credit in 2000 or 1999.

All approved claims of approximately $504,000 and $563,300 were paid by the Company in 2000 and 1999, respectively. The Company has recorded an accrued liability of $548,091 for pending claims as of December 31, 2000.

NOTE 12. LEASE COMMITMENTS

The plants in Chicago Ridge and Alsip, Illinois, are owned by related parties and leased to the Company under annual agreements expiring December 31, 2001. The annual rental is $289,000 for the Chicago Ridge facility and $2,810,100 for the Alsip facility. The Company is liable for property taxes and insurance. The plants in Indiana are owned by the Company.

The facility in Solvay, New York, is owned by related parties and leased to the Company under a ten year lease expiring in June, 2004. The annual rental is $600,000 and the Company is also liable for property taxes and insurance. The lease provides an option to the Company for two renewal terms for successive periods of five years each with annual rentals remaining the same.

The facility in Tolleson, Arizona, is owned by related parties and leased to the Company under an annual agreement expiring December 31, 2001. The annual rental is $1,200,000 and the Company is also liable for property taxes and insurance.

Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of December 31, 2000, for each of the next five years are as follows:

----------------------------------------------------------------------
YEAR                                                           AMOUNT
----------------------------------------------------------------------
2001........................................................  $600,000
2002........................................................   600,000
2003........................................................   600,000
2004........................................................   300,000
2005........................................................
----------------------------------------------------------------------

The Company also leases warehouses under several operating leases on a month to month basis. Total rent expense for all operating leases amounted to $4,732,454 and $4,177,775 for 2000 and 1999, respectively.

NOTE 13. STOCKHOLDERS' AGREEMENT

The stockholders of the Company have an agreement stipulating, among other things, the terms under which the Company's stock can be sold or transferred. The agreement provides that a stockholder intending to dispose of an interest in the Company must first obtain written consent of the Company and all other stockholders. The Company has the option to redeem shares upon the death, disability, or termination of employment of a stockholder if certain other stockholders do not exercise their options to purchase. The Company is not required to redeem shares under any circumstances.

NOTE 14. OTHER COMMITMENTS AND CONTINGENCIES

In addition to the standby letters of credit required for self insurance purposes as identified in Note 11, the Company is contingently liable for performance under standby letters of credit to collateralize its obligations to a third party for the purchase of equipment. These irrevocable standby letters of credit in the amount of $1,381,230 from American National Bank and Trust Company of Chicago as of December 31, 2000, are for the benefit of an equipment manufacturing vendor. Management does not expect any material losses to result from these off-balance-sheet instruments and, therefore, is of the opinion that the fair value of these instruments is zero.

The Company was a party to several related claims involving employment matters. In December of 2000, the Company entered into a Consent Decree with the Equal Employment Opportunity Commission (EEOC) to settle the claims. Under the Consent Decree, the Company established a claims settlement fund for $782,000, of which, $681,367 remained in the fund as of December 31, 2000, for the benefit of various claimants. The $681,367 is reflected in the financial statements as of December 31, 2000, as "restricted cash for accrued EEOC settlements" and the related current liability is included in "other accrued expenses."

The Company is also a defendant in a third party action arising out of an injury to an employee. The plaintiff is seeking $3,000,000 in damages, but the Company denies any liability for the accident. However, there is a reasonable possibility that liability would be apportioned to an equipment manufacturer and the Company. Management believes its potential exposure to be in the range of $200,000 to $250,000.

Other claims, suits, and complaints arising in the ordinary course of operations have been filed or are pending against the Company. In the opinion of management, such matters are without merit or are of such kind, or involve such amounts, as would not have a significant effect on the financial position or results of operations of the Company if disposed of unfavorably.